Exhibit 99.1

For more information:
Ron Barden, CFO
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Reports First Quarter 2018 Results

•	$39 million consolidated revenue for first quarter 2018 with Identity Guard® revenue up 12.5% compared to first quarter 2017
•	$1.3 million consolidated income from continuing operations before income taxes for first quarter, compared to $(4.3) million loss in first quarter 2017
•	$3.3 million adjusted EBITDA for first quarter compared to $(1.0) million adjusted EBITDA loss in first quarter 2017
•	First quarter results in line with Management’s 2018 objectives

CHANTILLY, VA – May 10, 2018 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended March 31, 2018.

“First quarter 2018 revenue and earnings were both in line with management’s expectations as we continue to work towards our 2018 objectives,” said Michael R. Stanfield, Executive Chairman and President. “Consolidated income from continuing operations before income taxes of $1.3 million and adjusted EBITDA of $3.3 million continued the trend of significant improvement over prior year results.”  Mr. Stanfield continued, “We believe that having Identity Guard® with Watson™ active in all of our U.S. channels together with the continued expansion of new partner opportunities provides a strong foundation to meet our 2018 plans and support our long-term growth objectives.”

Consolidated First Quarter Results:

Consolidated revenue for the quarter ended March 31, 2018 was $39.1 million, compared to $40.4 million for the quarter ended March 31, 2017. Income (loss) from continuing operations before income taxes for the quarter ended March 31, 2018 was $1.3 million, compared to $(4.3) million for the quarter ended March 31, 2017. Adjusted EBITDA (loss) for the quarter ended March 31, 2018 was $3.3 million, compared to $(1.0) million for the quarter ended March 31, 2017. Basic and diluted income (loss) from continuing operations per share for the quarter ended March 31, 2018 was $0.07, compared to $(0.18) for the quarter ended March 31, 2017.

Consolidated First Quarter Highlights:

•
Identity Guard® subscriber revenue was $13.5 million for the quarter ended March 31, 2018, compared to $13.6 million for the quarter ended December 31, 2017 and $12.0 million for the quarter ended March 31, 2017. The Identity Guard® subscriber base was 357 thousand subscribers as of March 31, 2018, compared to 333 thousand subscribers as of March 31, 2017. The increase in the subscriber base was primarily from growth in the direct to consumer and employee benefits channels.

•
Revenue from U.S. financial institution clients was $19.6 million for the quarter ended March 31, 2018, compared to revenue of $20.0 million for the quarter ended December 31, 2017. Revenue decreased on average by approximately 1% per month during the first quarter, which the Company believes is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.

•
Consolidated general and administrative expenses were $13.1 million for the quarter ended March 31, 2018, compared to $16.4 million for the quarter ended March 31, 2017.  Adjusted G&A Expense decreased 14.4% to $13.1 million for the quarter ended March 31, 2018 compared to $15.3 million for the quarter ended March 31,2017.

•
Income (loss) from continuing operations before income taxes for the quarter ended March 31, 2018 was $1.3 million, compared to $1.3 million for the quarter ended December 31, 2017 and $(4.3) million for the quarter ended March 31, 2017.

•
Adjusted EBITDA (loss) for the quarter ended March 31, 2018 was $3.3 million, compared to $4.0 million for the quarter ended December 31, 2017 and $(1.0) million for the quarter ended March 31, 2017. The first quarter 2018 marked the third consecutive quarter of positive Adjusted EBITDA.

Liquidity:

As of March 31, 2018, the Company had a cash balance of $8.4 million, and an outstanding principal balance of $21.5 million under its existing credit agreement. Cash provided by operating activities of continuing operations for the quarter ended March 31, 2018 was $1.4 million.

Cash used in operating activities for the first quarter includes approximately $1.4 million for business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities for the remainder of 2018 at approximately the same level as 2017.

The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the first quarter 2018. As a result, the Company invested approximately $0.8 million in internally developed capitalized software for the first quarter. The Company expects to continue its investments in product development for the remainder of 2018 at approximately the same level as 2017.

The Company amended its existing credit agreement on April 3, 2018 and made a $1.0 million voluntary, partial prepayment of the outstanding principal balance.  For more information, please see “Note 21 — Subsequent Events” in our most recent Form 10-Q.

For additional information, please see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Form 10-Q.

First Quarter 2018 Business Update Conference Call:

The Company will hold a conference call to provide a first quarter 2018 business update on Thursday, May 10, 2018 at 4:30 p.m. Eastern Time.

Interested parties can access the live webcast on the Investor's page at Intersections Inc.’s website www.intersections.com. The live call can be accessed by dialing the toll-free numbers below. Those who wish to participate in the Q&A session must dial in.

WHAT:	Intersections Inc. First Quarter 2018 Conference Call

WHEN:	May 10, 2018
4:30 p.m. Eastern Time

HOW:
Dial in: 888-771-4384
International: 847-585-4409
For a current list of alternate local and International Freephone telephone numbers, please click here.

To pre-register for the conference, please click here.

The replay of the webcast will be available May 10, 2018 at 7:00 p.m. (Eastern Time) through May 17, 2018 at 11:59 PM (Eastern Time). The dial-in for the replay is 888-843-7419 or 630-652-3042 with the replay access code of 7701147#.

Non-GAAP Financial Measures:

“Adjusted EBITDA” represents consolidated income (loss) from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense.

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the impact of shutting down and then divesting our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ service; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our failure to protect private data due to a security breach or other unauthorized access; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business, growth strategy and debt service obligations; the impact of our recent senior management changes; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative software solutions to help consumers and businesses manage the potential risks associated with the proliferation of their data in the virtual world. Under its IDENTITY GUARD® brand, the company utilizes advanced data-enabled technologies, including artificial intelligence, to help monitor, manage and protect sensitive information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

Explanatory Note:

The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
REVENUE	$39,078	40,449
OPERATING EXPENSES:
Marketing	912	3,450
Commission	9,305	9,748
Cost of revenue	12,382	12,999
General and administrative	13,128	16,381
Loss on disposition of Captira Analytical	—	130
Impairment of intangibles and other assets	—	86
Depreciation	1,453	1,300
Amortization	49	47
Total operating expenses	37,229	44,141
INCOME (LOSS) FROM OPERATIONS	1,849	(3,692)
Interest expense, net	(531)	(592)
Other (expense) income, net	(48)	34
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,270	(4,250)
Income tax benefit	523	10
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,793	(4,240)
Loss from discontinued operations, net of tax	—	(562)
NET INCOME (LOSS)	$1,793	$(4,802)
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.07	$(0.18)
Loss from discontinued operations	—	(0.02)
Basic net income (loss) per common share	$0.07	$(0.20)
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.07	$(0.18)
Loss from discontinued operations	—	(0.02)
Diluted net income (loss) per common share	$0.07	$(0.20)
Weighted average common shares outstanding—basic	24,203	23,675
Weighted average common shares outstanding—diluted	24,529	23,675

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,437	$8,502
Accounts receivable, net of allowance for doubtful accounts of $35 (2018) and $34 (2017)	6,006	8,225
Contract assets	353	—
Prepaid expenses and other current assets	3,584	3,232
Income tax receivable	1,290	2,545
Deferred subscription solicitation and commission costs	—	1,655
Total current assets	19,670	24,159
PROPERTY AND EQUIPMENT, net	10,591	11,040
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	249	58
CONTRACT COSTS	419	—
OTHER ASSETS	1,378	1,459
TOTAL ASSETS	$42,070	$46,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,417	$3,498
Accrued expenses and other current liabilities	9,223	8,533
Accrued payroll and employee benefits	487	1,501
Commissions payable	416	141
Capital leases, current portion	332	423
Contract liabilities, current	5,307	7,759
Total current liabilities	18,182	21,855
LONG-TERM DEBT, net	20,790	20,736
OBLIGATIONS UNDER CAPITAL LEASES, non-current	334	392
OTHER LONG-TERM LIABILITIES	2,076	2,895
DEFERRED TAX LIABILITY, net	7	7
TOTAL LIABILITIES	41,389	45,885

STOCKHOLDERS’ EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 28,371 (2018) and 28,194 (2017); shares outstanding 24,264 (2018) and 24,102 (2017)	284	282
Additional paid-in capital	150,184	150,305
Warrants	2,840	2,840
Treasury stock, shares at cost; 4,107 (2018) and 4,092 (2017)	(35,781)	(35,745)
Accumulated deficit	(116,846)	(117,088)
TOTAL STOCKHOLDERS’ EQUITY	681	594
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,070	$46,479

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,793	$(4,802)
Less: loss from discontinued operations, net of tax	—	(562)
Income (loss) from continuing operations	1,793	(4,240)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	1,502	1,347
Amortization of debt issuance costs	16	156
Accretion of debt discount	38	—
Provision for doubtful accounts	—	(9)
Share based compensation	4	1,096
Amortization of deferred subscription solicitation costs	—	3,087
Amortization of deferred contract costs	203	—
Loss on disposition of Captira Analytical	—	130
Impairment of intangibles and other long-lived assets	—	86
Changes in assets and liabilities:
Accounts receivable	1,757	12
Contract assets	(1,252)	—
Prepaid expenses, other current assets and other assets	(512)	(264)
Income tax receivable, net	1,255	649
Deferred subscription solicitation and commission costs	—	(4,011)
Contract costs	(300)	—
Accounts payable and accrued liabilities	(1,272)	301
Commissions payable	58	(16)
Contract liabilities, current	(1,091)	(945)
Other long-term liabilities	(819)	(83)
Cash flows provided by (used in) continuing operations	1,380	(2,704)
Cash flows used in discontinued operations	—	(1,069)
Net cash provided by (used in) operating activities	1,380	(3,773)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for the disposition of Captira Analytical	—	(315)
Decrease (increase) in restricted cash	—	25
Acquisition of property and equipment	(1,137)	(1,432)
Cash flows used in continuing operations	(1,137)	(1,722)
Cash flows provided by discontinued operations	—	94
Net cash used in investing activities	(1,137)	(1,628)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital lease payments	(149)	(166)
Withholding tax payment on vesting of restricted stock units	(159)	(381)
Cash flows used in financing activities	(308)	(547)
DECREASE IN CASH AND CASH EQUIVALENTS	(65)	(5,948)
CASH AND CASH EQUIVALENTS — beginning of period	8,502	10,797
Cash reclassified to assets held for sale at beginning of period	—	381
Less: cash reclassified to assets held for sale at end of period	—	(56)
CASH AND CASH EQUIVALENTS — end of period	$8,437	$5,174
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment additions accrued but not paid	$92	$164
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$—	$100
Intangible asset placed in service but paid in prior year	$240	$—

INTERSECTIONS INC.
OTHER DATA
(in thousands)
(unaudited)

Revenue

The following tables provide comparative details of our revenue information for the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017:

	Quarter Ended
	March 31, 2018	December 31, 2017	Change	March 31, 2017	Change
Identity Guard® Services (1)	$13,514	$13,618	(0.8)%	$12,012	12.5%
Canadian business	3,231	3,412	(5.3)%	3,059	5.6%
U.S. financial institutions	19,559	20,022	(2.3)%	21,903	(10.7)%
Breach services & other (1)	1,269	1,266	0.2%	1,636	(22.4)%
Personal Information Services revenue	37,573	38,318	(1.9)%	38,610	(2.7)%
Other business units	1,505	1,670	(9.9)%	1,839	(18.2)%
Consolidated revenue	$39,078	$39,988	(2.3)%	$40,449	(3.4)%

——————————————————
(1)
We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Personal Information Services Segment Subscribers

The following tables provide details of our Personal Information Services segment subscriber information for the three months ended March 31, 2018:

	Financial Institution	Identity Guard® Services (1)	Canadian Business Lines	Total
Balance at December 31, 2017	620	359	161	1,140
Additions	—	20	18	38
Cancellations	(18)	(22)	(29)	(69)
Balance at March 31, 2018	602	357	150	1,109

——————————————————
(1)
We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The tables below include financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. Adjusted EBITDA and Adjusted G&A Expense (as defined below) are presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the Company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss), general and administrative expense, and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. We believe that the consolidated Adjusted EBITDA calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Adjusted EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use Adjusted EBITDA to evaluate the operating performance of the Company. In addition, consolidated Adjusted EBITDA, as defined in our Credit Agreement with PEAK6 Investments, L.P., as amended, is used to measure covenant compliance.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of Adjusted EBITDA when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

Adjusted G&A Expense represents consolidated general and administrative expenses (plus) minus: share related compensation; and benefit from change in vacation policy. We believe that the consolidated Adjusted G&A Expense calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance.

The following tables reconcile 1) consolidated income (loss) from continuing operations before income taxes to Adjusted EBITDA, and 2) consolidated general and administrative expenses to Adjusted G&A Expense for the previous five quarters through March 31, 2018. The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands, unaudited)

Consolidated Adjusted EBITDA (as recast and revised):

	Quarter Ended	2017 Quarter Ended
	March 31, 2018	December 31	September 30	June 30	March 31
Reconciliation from consolidated income (loss) from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated income (loss) from continuing operations before income taxes (1)	$1,270	$1,270	$(2,960)	$(7,765)	$(4,250)
Non-cash share based compensation (1)	4	1,948	1,809	3,677	1,096
Impairment of goodwill, intangibles and other assets	—	—	—	(86)	86
(Gain) loss on sales of Captira Analytical and Habits at Work	—	—	—	(24)	130
Loss on extinguishment of debt	—	—	—	1,525	—
Benefit from change in vacation policy	—	(1,113)	—	—	—
Depreciation and amortization	1,502	1,548	1,407	1,335	1,347
Interest expense, net	531	332	701	602	592
Consolidated Adjusted EBITDA	$3,307	$3,985	$957	$(736)	$(999)

Note (1): The results of operations for the year ended December 31, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands, unaudited)

Consolidated Adjusted G&A Expense (as recast and revised):

	Quarter Ended	2017 Quarter Ended
	March 31, 2018	December 31	September 30	June 30	March 31
Reconciliation from consolidated general and administrative expenses to Adjusted G&A Expense:
Consolidated general and administrative expenses (1)	$13,128	$13,361	$14,826	$17,962	$16,381
Non-cash share based compensation (1)	(4)	(1,948)	(1,809)	(3,676)	(1,097)
Benefit from change in vacation policy	—	1,113	—	—	—
Adjusted G&A Expense	$13,124	$12,526	$13,017	$14,286	$15,284

Note (1): The results of operations for the year ended December 31, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.